Exhibit 10.4
Execution Copy

SENIOR SECURED CREDIT AGREEMENT
dated as of
March 5, 2010
between
CENTERLINE FINANCIAL HOLDINGS LLC
The LENDERS Party Hereto
and
NATIXIS FINANCIAL PRODUCTS INC.,
as Administrative Agent

SENIOR SECURED CREDIT AGREEMENT dated as of March 5, 2010, between CENTERLINE FINANCIAL HOLDINGS LLC, the LENDERS party hereto, and NATIXIS FINANCIAL PRODUCTS INC., as Administrative Agent.
The Borrower (as hereinafter defined) has requested that the Lenders (as hereinafter defined) make loans to it in an aggregate principal amount as provided for herein.
The Lenders are prepared to make such loans upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Control Agreement” means the DB Account Control Agreement and the Wachovia Account Control Agreement.
“Accrued Interest” has the meaning assigned to such term in Section 2.08(b).
“Administrative Agent” means Natixis, in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Administrative Services Agreement” has the meaning assigned to such term in the Operating Agreement.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments or Loans hereunder represented by the aggregate amount of such Lender’s Commitments or Loans hereunder.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form reasonably agreed to by the Administrative Agent and the Borrower.
“Availability Period” means the period from and including the Effective Date to and including the Maturity Date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Managers” has the meaning assigned to such term in Section 3.14.
“BofA Credit Documents” means the Second Amended and Restated Revolving Credit and Term Loan Agreement dated on or about March 5, 2010 among CHC and CCG as the borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, and the documents executed in connection therewith.
“Borrower” means Centerline Financial Holdings LLC, a Delaware limited liability company.
“Borrowing” means all Loans made or continued on the same date.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CCG” means Centerline Capital Group Inc.
“Centerline Party” means, collectively, CHC, CCG, Centerline Affordable Housing Advisors LLC, Centerline Guaranteed Manager LLC, Centerline Mortgage Capital Inc. and each of the parties to the Master Agreement and the Receivables Assignment and Assumption Agreement (other than the Borrower and Natixis).
“CFIN” means Centerline Financial LLC.
“CFIN Documents” means the Senior Loan Agreement dated as of June 28, 2006 among CFIN, the lenders party thereto and Citibank, N.A., as senior agent and the other “Credit Documents” and “Operating Agreement” referenced therein.
“CFIN Holdings BTB Agreements” has the meaning assigned to such term in the Master Agreement.
“Change in Control” means at any time CCG and its Affiliates Controlled by CCG do not collectively own, directly or indirectly, at least 51% of each class of Voting Interests of the Borrower.
“CHC” means Centerline Holding Company (formerly known as CharterMac Corporation).

“Code” means the Internal Revenue Code of 1986.
“Collateral” has the meaning assigned to such term in the Security Agreement.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make one or more Loans hereunder during the Availability Period pursuant to Section 2.01(a), expressed as an amount representing the maximum aggregate principal amount of the Loans to be made by such Lender hereunder, as such commitment may be (a) increased from time to time pursuant to Section 2.01(a), (b) reduced from time to time pursuant to Section 2.05 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is $20,000,000, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.
“Company Purposes” has the meaning assigned to such term in the Operating Agreement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Enhanced Fund Expenses” has the meaning assigned to such term in the Master Agreement.
“DB Account Control Agreement” means the Account Control Agreement dated as of the date hereof among the Borrower, the Administrative Agent and Deutsche Bank National Trust Company, as securities intermediary.
“Debt Service Shortfall Payments” has the meaning assigned to such term in the Master Agreement.
“Default” means any event or condition which constitutes an Event of Default or which with the giving of notice, the lapse of time or both would, unless cured or waived, become an Event of Default.
“Dollars” or “$” refers to lawful money of the United States of America.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Eligible Assignee” means (a) any Lender, any Affiliate of a Lender and any Approved Fund, and (b) any commercial bank, savings and loan association or savings bank or any other entity which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB- or higher from S&P or a rating of Baa3 or higher from Moody’s at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to the Borrower without the imposition of any withholding or similar taxes.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Event of Default” has the meaning assigned to such term in Article VII.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority,

instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Hedging Agreement” means any agreement (other than any CFIN Holdings BTB Agreements) with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of their Subsidiaries shall be a Hedging Agreement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable arising, and accrued expenses or intercompany payables incurred, in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Independent Managers” has the meaning assigned to such term in the Operating Agreement.
“Interest Accrual Date” means, with respect to any Loan, the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.
“Interest Rate Swap” means the Master Agreement dated as of June 15, 2007 between the Borrower and SP Pinewood LP, the Schedule thereto and the Confirmation thereunder dated as of June 15, 2007.
“Investment” means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.
“Lenders” means the Persons listed on the signature pages hereof and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidating Event” has the meaning assigned to such term in the Operating Agreement.
“Loan Documents” means, collectively, this Agreement and the Security Documents.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Management Fees” means, for any period, the sum of all fees, salaries and other compensation paid or incurred by the Borrower to Affiliates (other than Affiliates that are employees of the Borrower and its Subsidiaries) in respect of services rendered in connection with the management or supervision of the Borrower and its Subsidiaries.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
“Master Agreement” has the meaning assigned to such term in the Operating Agreement.

“Master Note” means the Master Notes dated as of the date hereof, each between the Borrower and a Credit Enhanced Fund Entity (as defined in the Master Agreement) and any other “Master Note” entered into with the Borrower.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any of the other Loan Documents, (c) the legality, validity, binding effect or enforceability of this Agreement or any of the other Loan Documents against the Borrower or (d) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents; provided that no such material adverse effect shall be deemed to have occurred with respect to the Borrower and its Subsidiaries as a result of any such material adverse effect occurring with respect to, either individually or in the aggregate, any Credit Enhanced Entity, Middle-Tier Entity, Credit Enhanced Local Partnership or any Property held by any Credit Enhanced Local Partnership (as each such term is defined in the Master Agreement).
“Material Agreements” means any credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Borrower.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.
“Maturity Date” means March 5, 2037.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Natixis” means Natixis Financial Products Inc.
“Natixis Lender” means Natixis as a Lender under this Agreement.
“Natixis CDS” means the credit default swaps listed in Schedule A to the Master Agreement.
“Natixis Portfolio Properties” means the properties listed on Schedule D to the Master Agreement.
“Operating Account” means the securities account referenced in the DB Account Control Agreement.

“Operating Agreement” means the First Amended and Restated Limited Liability Company Agreement dated as of the date hereof by and among the members and the independent managers of the Borrower.
“Participant” means any Person to whom a participation is sold as permitted by clause (d) of Section 9.04.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;
(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and
(g) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease permitted by this Agreement;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.
“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 1 year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;
(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (a) and (b) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition;
(e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
(f) any other investment approved by the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Receivables Assignment and Assumption Agreement” means the Receivables Assignment and Assumption Agreement dated as of the date hereof among CCG, CHC, certain other parties thereto and the Borrower.
“Register” has the meaning set forth in Section 9.04.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments representing more than 50% of the sum of the total outstanding Loans and unused Commitments at such time.
“Restricted Payment” means membership distributions of the Borrower (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any membership interest in the Borrower or of any warrants, options or other rights to acquire any such membership interest (or to make any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to fair market or equity value of the Borrower or any Subsidiary).

“S&P” means Standard & Poor’s Ratings Services, a Division of the McGraw-Hill Companies, Inc.
“Security Agreement means the Security Agreement dated as of the date hereof between the Borrower and the Administrative Agent.
“Security Documents” means, collectively, the Security Agreement, the Account Control Agreement, and all other instruments and documents executed and delivered pursuant to any of the foregoing.
“Stabilization Payments” has the meaning assigned to such term in the Master Agreement.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower; it being understand that pursuant to the representation set forth in Section 3.14 the only Subsidiary of the Borrower on the date hereof is CFIN.
“Tax Credit Partnerships” means the tax credit partnerships with respect to which Natixis has entered into the Natixis CDS relating to the Natixis Portfolio Properties.
“Tax Payment Amount” means, for any period, an amount not exceeding in the aggregate the amount of Federal, state and local income taxes the Borrower would otherwise have paid in the event it were a corporation (other than an “S corporation” within the meaning of Section 1361 of the Code) for such period.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.
“Transaction Documents” means the (i) Loan Documents, (ii) the Operating Agreement, (iii) the CFIN Holdings BTB Agreements, (iv) the Administrative Services Agreement, (v) the Warrant Agreement, (vi) the Registration Rights Agreement (as defined in the Warrant Agreement), (vii) the Master Agreement, (viii) the Master Note, (ix) the Receivables Assignment and Assumption Agreement, (x) the Interest Rate Swap, (xi) any Work-Out Guaranty and (xii) any document executed in connection with any of the foregoing.

“Voting Interests” of any Person at any time shall mean the Equity Interests of such Person that are at such time entitled to vote in the election of the Board of Managers of such Person.
“Wachovia Account Control Agreement” means the Account Control Agreement dated as of the date hereof among the Borrower, the Administrative Agent and Wachovia Bank, National Association.
“Wachovia Deposit Account” means the deposit account referenced in the Wachovia Account Control Agreement.
“Warrant Agreement” has the meaning assigned to such term in the Operating Agreement.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Work-Out Guaranty” has the meaning assigned to such term in the Master Agreement.
SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein, including in Section 6.10), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified, supplemented, re-enacted or redesignated from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.03 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.
ARTICLE II
THE CREDITS
SECTION 2.01 The Loans and Commitments.
(a) Loans and Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make one or more Loans to the Borrower during the Availability Period in an aggregate principal amount not exceeding such Lender’s Commitment, provided that each Lender’s Commitment shall automatically increase by its Applicable Percentage of any Credit Enhanced Fund Expenses required to be paid by the Borrower pursuant to Section 4.4 of the Master Agreement up to an aggregate amount for all Commitments not exceeding $1,000,000 per calendar year beginning with calendar year 2010. Amounts prepaid or repaid in respect of Loans may not be reborrowed.
(b) Debt Service Shortfall Payments Loans. Any Lender may, in such Lender’s sole and absolute discretion, make loans to the Borrower subject to the condition set forth in Section 4.02, which loans shall constitute a “Loan” of such Lender for all purposes under this Agreement. Unless the context otherwise requires, for all purposes of this Agreement references to the “principal amount” of Loans shall include any such loans from the date on which such loans are made. Any Loans made pursuant to this Section 2.01(b) shall be included in the repayment of the Loans on the Maturity Date. Amounts prepaid or repaid in respect of Loans may not be reborrowed. It is understood and agreed that this Section 2.01(b) shall not constitute or give rise to any obligation to provide any financing.
SECTION 2.02 Loans and Borrowings. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
SECTION 2.03 Requests for Borrowings.
(a) Notice by the Borrower. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be in writing and signed by the Borrower.
(b) Content of Borrowing Requests. Each Borrowing Request shall specify the following information in compliance with Section 2.02:
(i) the aggregate amount of the requested Borrowing;
(ii) the date of such Borrowing, which shall be a Business Day; and
(iii) the bank account of the Tax Credit Partnership to which funds are to be disbursed, which shall comply with the requirements of Section 2.04, or, with respect to any Borrowing on the Closing Date, the Operating Account.

(c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04 Funding of Borrowings.
(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the account designated by the Borrower in the applicable Borrowing Request.
(b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If the Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.05 Termination and Reduction of the Commitments.
(a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate at 5:00 p.m., New York City time, on the last day of the Availability Period.
(b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each partial reduction of the Commitments pursuant to this Section shall be in an amount that is at least $1,000,000 or a larger multiple of $1,000,000.
(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable.

(d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.06 Repayment of Loans; Evidence of Debt.
(a) Repayment. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.
(b) Ratable Application of Payments. Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.
(c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof.
(e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and in a form reasonably approved by the Administrative Agent and the Borrower.
SECTION 2.07 Prepayment of Loans.
(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b) Notices, Etc. The Borrower shall notify the Administrative Agent in writing of any optional prepayment hereunder not later than 11:00 a.m., New York City time, two Business Days before the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and any other information required to be in such notice pursuant to Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount equal to $500,000 or a larger multiple of $100,000. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.

SECTION 2.08 Interest.
(a) Loans. Each Loan shall accrue interest at a rate per annum equal to 10%.
(b) Deferral and Payment of Interest. On each Interest Accrual Date prior to the Maturity Date, in lieu of a payment to each Lender of accrued interest on the Loans on such Interest Accrual Date, such accrued interest shall not be due and payable hereunder on such Interest Accrual Date but instead shall be deferred and payable on the Maturity Date. Interest shall accrue on each such deferred interest amount at a rate per annum equal to 10% and shall be compounded on each subsequent Interest Accrual Date. All deferred and/or unpaid interest under this Section 2.08(b) (collectively, “Accrued Interest”) shall be paid on the Maturity Date. Unless the context requires otherwise, references herein to “interest” shall include Accrued Interest.
(c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 12%.
(d) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.09 [Intentionally Deleted].
SECTION 2.10 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or otherwise), or under any other Loan Document (except to the extent otherwise provided therein), prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as designated by the Administrative Agent to the other parties hereto except as otherwise expressly provided in the relevant Loan Document and except payments pursuant to Section 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.
(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Lenders, each Borrowing shall be allocated among the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.05 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
(d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(e) Payments by the Borrower; Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or Section 2.10(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.11 Replacement of Lenders. If any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.04;
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii) such assignment does not conflict with applicable law;
(iv) if applicable, the replaced Lender shall be obligated to make such replacement, without such Lender’s consent, in accordance with the provisions of Section 9.04; and
(v) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
SECTION 3.01 Organization; Powers. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrower’s limited liability company and other powers and have been duly authorized by all necessary limited liability company action and, if required, by all necessary member or shareholder action. This Agreement and each of the other Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents or Transaction Documents to which the Borrower is to be a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions:
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for filings and recordings in respect of the Liens created pursuant to the Security Documents,
(b) will not violate any applicable law or any order of any Governmental Authority, except to the extent such violation could not reasonably be expected to have a Material Adverse Effect,
(b) will not violate the Operating Agreement or other organizational documents of the Borrower or any of its Subsidiaries,
(d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets or the BofA Credit Documents, or give rise to a right thereunder to require any payment to be made by any such Person, and
(e) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.
SECTION 3.04 Financial Condition; No Material Adverse Change. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2008 and (ii) the first three quarters of the fiscal year ended December 31, 2009. Such financial statements present fairly in all material respects the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP. Since December 31, 2008, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, provided that no such material adverse change shall be deemed to have occurred with respect to the Borrower and its Subsidiaries as a result of any such material adverse change occurring with respect to, either individually or in the aggregate, any Credit Enhanced Entity, Middle-Tier Entity, Credit Enhanced Local Partnership or any Property held by any Credit Enhanced Local Partnership (as each such term is defined in the Master Agreement).
SECTION 3.05 Properties
(a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property (other than intellectual property) material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
(b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person to an extent that could reasonably be expected to have a Material Adverse Effect.
SECTION 3.06 Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which (a) on the Closing Date is a reasonable possibility of an adverse determination or (b) after the Closing Date which if adversely determined could reasonably be expected to have a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.
SECTION 3.07 Compliance with Laws and Agreements. On the Closing Date each of the Borrower and its Subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property. Each of the Borrower and its Subsidiaries is in compliance with (i) all laws, regulations and orders of any Governmental Authority applicable to it or its property, except to the extent any such non-compliance could not reasonably be expected to have a Material Adverse Effect, and (ii) in all material respects all indentures, agreements and other instruments binding upon it or its property. No Default has occurred and is continuing.
SECTION 3.08 Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Federal and other material Tax returns, information statements and reports required to have been filed and has paid or caused to be paid all Federal and other material Taxes required to have been paid by it, except with respect to any Taxes owing after the date hereof to the extent such Taxes are being contested in compliance with Section 5.04.
SECTION 3.10 ERISA. No ERISA Event has occurred.
SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject. The Borrower has disclosed to the Lenders all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (considered as a whole with any modification or supplement thereto) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projections, estimates and forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such projections, estimates and forward-looking information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such projections, estimates and forward-looking information may differ from the projected results set forth therein, and such differences may be material.
SECTION 3.12 Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loan hereunder will be used to buy or carry any Margin Stock.
SECTION 3.13 Material Agreements and Liens.
(a) Material Agreements. There are no Material Agreements outstanding on the date hereof other than the (i) Loan Documents, (ii) the CFIN Holdings BTB Agreements, (iii) the Interest Rate Swap and (iv) the Master Note.
(b) Liens. There are no Liens other than Liens permitted under Section 6.02.
SECTION 3.14 Subsidiaries and Investments. The Borrower’s only Subsidiary is CFIN, a Delaware limited liability Company. CFIN has no Subsidiaries. The Borrower does not hold any Investments other than Investments permitted under Section 6.05.
SECTION 3.15 Security Documents. The Security Documents to which the Borrower is a party create valid and perfected first priority security interests in the Collateral, securing the payment of the obligations owing to the Administrative Agent and the Lenders under this Agreement, subject to no equal or senior Lien, except as expressly permitted under Section 6.02.
ARTICLE IV
CONDITIONS
SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance in its sole discretion (or such condition shall have been waived in accordance with Section 9.02):
(a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.
(b) Opinion of Counsel to the Borrower. A written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Paul, Hastings, Janofsky & Walker LLP, counsel for the Borrower and covering such matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent or the Required Lenders shall request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

(c) Limited Liability Company Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the authorization of the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d) Officer’s Certificate. A certificate, dated the Effective Date and signed by a Financial Officer of the Borrower confirming compliance with the conditions set forth in clauses (a) and (b) of the first sentence of Section 4.02.
(e) Security Agreement. The Security Agreement, duly executed and delivered by the Borrower and the Administrative Agent. In addition, the Borrower shall have taken such other action as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement.
(f) Account Control Agreements. Each Account Control Agreement, duly executed and delivered by the parties thereto.
(g) Governmental Approvals; Third Party Approvals. The Borrower has demonstrated to the satisfaction of the Administrative Agent that all necessary consent or approval of, registration or filing with, or any other action by, any Governmental Authority and all necessary consent or approval of any third party (including with respect to the BofA Credit Documents) have been obtained or made and are in full force and effect in connection with the Transactions.
(h) Insurance. The Administrative Agent shall have received satisfactory evidence that the Borrower has obtained, from financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 4.02 Each Credit Event. The obligation of each Lender to make any Loan is additionally subject to the satisfaction of the following conditions:
(a) the representations and warranties of the Borrower set forth in this Agreement and in the other Loan Documents shall be true and correct (taking into account any “materiality” qualifiers set forth therein) on and as of the date of such Loan, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct (taking into account such “materiality” qualifiers) as of such earlier date;
(b) at the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing;
(c) the Administrative Agent shall have received at least three Business Days before the date of the proposed Borrowing (other than the Borrowing on the Closing Date) a certificate dated the date of such Loan and signed by a Financial Officer of the Borrower, and shall:
(i) provide reasonably detailed calculations of the corresponding Debt Service Shortfall Payments or Credit Enhanced Fund Expenses; and

(ii) certify that the Borrower is obligated under the Master Agreement to pay such Debt Service Shortfall Payments or Credit Enhanced Fund Expenses, as applicable, and all of the conditions set forth therein with respect to such payment have been complied with.
Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.
ARTICLE V
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a) (i) if the Borrower has sufficient funds to pay the independent public accountants, within 120 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) if the Borrower does not have sufficient funds to pay the independent public accountants, within 120 days after the end of each fiscal year of the Borrower, unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d) by 5:00 p.m., New York City time, within 10 Business Days after the end of each calendar month or at any other time as the Administrative Agent or any Lender may reasonably request, a statement indicating the current balance of the Operating Account and the Wachovia Deposit Account as of the close of business as of the last Business Day of such month; and
(e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.
SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a) promptly after any officer of the Borrower has actual knowledge of facts that would give him or her reason to believe that any Default has occurred, the occurrence of any Default;
(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or its Subsidiaries which if adversely determined could be reasonably expected to have a Material Adverse Effect;
(c) the occurrence of any material default, of which any officer of the Borrower has actual knowledge under any Transaction Document;
(e) any foreclosure proceedings commenced or, to its knowledge, threatened with respect to any Natixis Portfolio Property; and
(f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03 Existence; Conduct of Business. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business, except in the case of clause (b), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04 Payment of Obligations. The Borrower will pay its obligations, including tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse

Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05 Maintenance of Properties; Insurance. The Borrower will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except for failures that could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
SECTION 5.06 Books and Records; Inspection Rights. The Borrower will keep proper books of record and account in which full, true and correct entries in all material respects are made of all financial and other material dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Administrative Agent, upon reasonable prior notice and during normal business hours, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.
SECTION 5.07 Compliance with Laws; Contractual Obligations. The Borrower will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, and with all of its contractual obligations (including in respect of its obligation as managing member of CFIN), hereunder or otherwise, unless failure to comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
SECTION 5.08 Use of Proceeds. The proceeds of the Loans shall only be used for Stabilization Payments (with the consent of the Administrative Agent), Debt Service Shortfall Payments or Credit Enhanced Fund Expenses and shall only be used as permitted by the Operating Agreement and to the extent required by the Master Agreement, provided that (a) in no event shall such proceeds be used for Credit Enhanced Fund Expenses exceeding (i) $10,000 per any individual Natixis Portfolio Property in any calendar year or (ii) $1,000,000 in the aggregate for all Natixis Portfolio Properties in any calendar year. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.
SECTION 5.09 Further Assurances. The Borrower will take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement. Without limiting the generality of the foregoing, the Borrower will take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, mortgages, deeds of trust, security agreements, account control agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders, perfected security interests and Liens in all of the property of the Borrower as collateral security for its obligations hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

SECTION 5.10 Certain Additional Activities. The Borrower will (i) be a limited purpose company whose activities are restricted to those activities permitted by Section 6.04 and (ii) comply in all material respects with the terms and conditions set forth in the Operating Agreement (including complying with the special-purpose covenants set forth in Section 3.3 of the Operating Agreement).
SECTION 5.11 Cash Management. The Borrower will cause all monies and Permitted Investments received by it after the date hereof to be credited or deposited into and held in the Operating Account or the Wachovia Deposit Account, provided that the Borrower shall not permit at any time the aggregate balance of the Wachovia Deposit Account to exceed $100,000.
ARTICLE VI
NEGATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01 Indebtedness. The Borrower will not create, incur, assume or permit to exist any Indebtedness, except:
(a) Indebtedness created hereunder;
(b) Indebtedness in respect of the CFIN Holdings BTB Agreements;
(c) [Intentionally Deleted];
(d) Indebtedness in respect of the Interest Rate Swap;
(e) Indebtedness to Deutsche Bank National Trust Company or Wachovia Bank, National Association arising solely in connection with their respective Account Control Agreement and the bank accounts referenced therein; and
(f) Indebtedness pursuant to any Work-Out Guaranty.
SECTION 6.02 Liens. The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a) Liens created pursuant to the Security Documents,
(b) Liens created pursuant to the CFIN Holdings BTB Agreements;
(c) [Intentionally Deleted];
(d) Liens created pursuant to the Interest Rate Swap;

(e) Permitted Encumbrances;
(f) Customary ordinary course Liens in favor of Deutsche Bank National Trust Company or Wachovia Bank, National Association securing obligations of the Borrower (including Indebtedness permitted by Section 6.01(e)) under their respective Account Control Agreement or pursuant to the establishment of the bank accounts referenced therein; and
(g) Liens on Unrestricted Stabilization Sources (as defined in the Master Agreement) in lieu of Stabilization Payments to the extent permitted by the Master Agreement.
SECTION 6.03 Fundamental Changes.
(a) The Borrower will not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).
(b) The Borrower will not acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business.
(c) The Borrower will not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired, other than (i) Permitted Investments, (ii) loans and advances under the Master Note to fund Stabilization Payments, Debt Service Shortfall Payments or Credit Enhanced Fund Expenses to the extent required by the Master Agreement, (iii) Investments permitted by Section 6.05, and (iv) Restricted Payments permitted by Section 6.06.
SECTION 6.04 Lines of Business. The Borrower will not engage in any business other than for Company Purposes.
SECTION 6.05 Investments. The Borrower will not make or permit to remain outstanding any Investments except:
(a) the Operating Account and the Wachovia Deposit Account;
(b) Permitted Investments;
(c) Investments in CFIN as in effect on the date hereof;
(d) the CFIN Holdings BTB Agreements;
(e) [Intentionally Deleted];
(f) loans and advances under the Master Note to fund Stabilization Payments, Debt Service Shortfall Payments or Credit Enhanced Fund Expenses to the extent required by the Master Agreement;
(g) the Interest Rate Swap;

(h) Investments that were Permitted Investments at the time such Investment was made, provided that the Borrower shall promptly sell any such Investment.
The Borrower will not enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
SECTION 6.06 Restricted Payments. The Borrower will not make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may make Restricted Payments (a) pursuant to the Warrant Agreement so long as such Restricted Payment is permitted under the Operating Agreement and (b) to its members on or after April 12 of each fiscal year (the “current year”) in an amount equal to the Tax Payment Amount for the immediately preceding fiscal year (the “prior year”), so long as at least fifteen days prior to making any such Restricted Payment, the Borrower shall have delivered to each Lender (i) notification of the amount and proposed payment date of such Restricted Payment and (ii) a statement from the Borrower’s independent certified public accountants setting forth a detailed calculation of the Tax Payment Amount for the prior year and showing the amount of such Restricted Payment and all prior Restricted Payments; provided that notwithstanding the foregoing the Borrower shall not make any such Restricted Payment if any Event of Default shall have occurred and be continuing.
SECTION 6.07 Transactions with Affiliates. The Borrower will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) any Restricted Payment permitted by Section 6.06 and (c) transactions permitted by Section 6.03(c)(ii).
SECTION 6.08 Restrictive Agreements. Except for the Loan Documents, the CFIN Documents, the CFIN Holdings BTB Agreements, the Interest Rate Swap, the Master Agreement, any Work-Out Guaranty and the credit default swap transactions with CFIN, the Borrower will not directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary.
SECTION 6.09 Management Fees. The Borrower will not pay any Management Fees other than pursuant to the Administrative Services Agreement and payments required under the Master Agreement.
SECTION 6.10 Modifications of Certain Documents. The Borrower will not consent to any amendment, modification, supplement or waiver of any of the provisions of the Operating Agreement, any Transaction Document or any agreement, instrument or other document evidencing or relating to the Transaction Documents without the prior consent of the Administrative Agent.

SECTION 6.11 Bankruptcy. The Borrower will not, without the approval of the Independent Managers, (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other similar relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition seeking (a) liquidation, reorganization or other similar relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; or (vi) take any action for the purpose of effecting any of the foregoing.
SECTION 6.12 Cash Freeze Event. The Borrower will not permit any amounts held in the Operating Account or the Wachovia Deposit Account or any other funds of the Borrower to be used without the consent of the Lenders if a Cash Freeze Event has occurred and is continuing.
ARTICLE VII
EVENTS OF DEFAULT
SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a) the Borrower shall fail to pay (i) any principal of or interest on any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) any fee or any other amount payable under this Agreement or under any other Loan Document within 5 days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any representation or warranty made or deemed made by or on behalf of the Borrower or any of the Borrower’s Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made in any material respect;
(c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), Section 5.03 (with respect to the Borrower’s existence), Section 5.08, Section 5.09, Section 5.10(i), Section 5.11 or in Article VI;
(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a) or (c) of this Article) and such failure shall continue unremedied for a period of 30 or more days;

(e) the Borrower or any of the Borrower’s Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(f) any event or condition shall occur that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of the Borrower’s Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Borrower’s Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 75 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(h) the Borrower or any of the Borrower’s Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (other than as a direct result of a “Wind Down Event” under the operating agreement of CFIN), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Borrower’s Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i) the Borrower or any of the Borrower’s Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (exclusive of judgment amounts to the extent covered by insurance or indemnification of creditworthy third parties) shall be rendered against the Borrower or any of the Borrower’s Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;
(k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l) a Change in Control shall occur;
(m) the Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including the Borrower) seeking the termination, dissolution or liquidation of the Borrower or any of its Subsidiaries;
(n) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower;
(o) any of the Operating Agreement, any Loan Document, the Master Agreement, the Master Note, the Receivables Assignment and Assumption Agreement and the CFIN Holdings BTB Agreements ceases for any reason to be legal, valid or binding on the Borrower or any other Centerline Party, or the Borrower or any other Centerline Party shall state in writing that such document should cease for any reason to be legal valid or binding on the Borrower or such other Centerline Party; or
(p) a Liquidating Event shall occur;
then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 7.02 Application of Payments. Anything herein to the contrary notwithstanding, but subject to Section 4.09 of the Security Agreement, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received by the Administrative Agent (including any payments received in respect of optional prepayments under Section 2.07) shall be applied as follows:
(i) first, to the payment to the Administrative Agent of its costs and expenses, if any, of collection including out-of-pocket expenses of the Administrative Agent and the fees and expenses of its agents and its counsel;

(ii) next, to the payment in full of the principal of and interest on the Loans, in each case ratably in accordance with the respective amounts thereof then due and payable; and
(iii) finally, after the payment in full of the principal and interest on the Loans, to the Borrower, or its successors or assigns, or as a court of competent jurisdiction may direct.
ARTICLE VIII
AGENCY
SECTION 8.01 Administrative Agent. Each of the Lenders hereby irrevocably appoints Natixis to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, by its signature hereto each Lender authorizes the Administrative Agent to execute, deliver and perform the Transaction Documents and agrees to be bound by the terms and conditions thereof as if such Lender were a party thereto. Subject to the provisions of this Article VIII, the Administrative Agent shall take such actions under the Security Agreement as shall be directed by the Required Lenders. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Each Lender by its execution and delivery of this Agreement agrees that, in the event it shall hold any Permitted Investments of the Borrower, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.
The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the reasonable consent of the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, with the reasonable consent of the Borrower, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

After the Full Distribution Date (as defined in the Master Agreement), upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender) take such actions as shall be required to promptly release its security interest in all Collateral. Any such release shall be deemed subject to the provision that the Secured Obligations (as defined in the Security Agreement) shall be reinstated if after such release any portion of any payment in respect of such Secured Obligations shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payment had not been made.
ARTICLE IX
MISCELLANEOUS
SECTION 9.01 Notices.
(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as follows:
(i) if to the Borrower, to it at Centerline Financial Holdings LLC, 625 Madison Avenue, 5th Floor, New York, New York 10022, Attention of Michael Larsen (Telecopier No. 212-751-3550; Telephone No. 212-317-5727);
(ii) if to the Administrative Agent, to Natixis Financial Products Inc., 9 W. 57th Street, New York, New York 10019 Attention of Kevin Alexander (Telecopier No. 212-891-5780; Telephone No. 212-891-6265); and
(iii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent).
SECTION 9.02 Waivers; Amendments.
(a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall
(i) increase the Commitment of any Lender without the written consent of each Lender adversely affected thereby,
(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.10(c) or (d) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender affected thereby, or

(v) change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.
SECTION 9.03 Expenses; Indemnity; Damage Waiver.
(a) Costs and Expenses. Each party hereto shall pay its own expenses (including the fees, charges and disbursements of counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable fees, charges and disbursements of any one counsel per jurisdiction (except otherwise required due to conflicts of interest) for the Administrative Agent and the Lenders) in connection with any amendments, modifications or waivers of the provisions this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any one counsel per jurisdiction (except otherwise required due to conflicts of interest) for the Administrative Agent and the Lenders) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (ii) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.
(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any one counsel per jurisdiction (except otherwise required due to conflicts of interest) for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom and any payments that the Administrative Agent is required to make under any indemnity issued to any bank pursuant to any Security Document, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its respective officers, directors or employees or (y) result from a claim brought by the Borrower against an Indemnitee or its respective officers, directors or employees for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, none of the Administrative Agent, any Lender or the Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its respective officers, directors or employees.
(e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.
SECTION 9.04 Successors and Assigns.
(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants, to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Eligible Assignee; provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A) In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund and
(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender.
(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v) No Assignment to the Borrower. No such assignment shall be made to the Borrower.
(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Natixis. Natixis Financial Products Inc. may not at any time hold less than a majority of the outstanding Loans and Commitments.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02(b) that affects such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.10(d) as though it were a Lender.
(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or been terminated. The provisions of Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution
(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or in Portable Document Format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 9.09 Governing Law; Jurisdiction; Etc.
(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b) Submission to Jurisdiction. The Administrative Agent, each Lender and the Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c) Waiver of Venue. The Administrative Agent, each Lender and the Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12 Treatment of Certain Information; Confidentiality.
(a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
(b) Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this

Section or (B) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with said Act.
SECTION 9.14 Arms-length Transaction. The Borrower acknowledges and agrees that the transactions contemplated by this Agreement and the other Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other, and in connection therewith, (i) neither the Administrative Agent nor the Lenders have assumed an advisory or fiduciary responsibility in favor of the Borrower, its Subsidiaries, its equity holders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or any other obligation to the Borrower except the obligations expressly set forth in this Agreement and (ii) the Administrative Agent and the Lenders are acting solely as a principal and not as the agent or fiduciary of the Borrower, its Subsidiaries, management, equity holders, Affiliates, creditors or any other person. The Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that the Administrative Agent and/or the Lenders has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or its Subsidiaries, in connection with such transactions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CENTERLINE FINANCIAL HOLDINGS LLC
By:	/s/ Marc D. Schnitzer
Marc D. Schnitzer
Chairman
LENDERS NATIXIS FINANCIAL PRODUCTS INC., individually, as Administrative Agent and as Lender
By:	/s/ Kevin Alexander
	Name:	Kevin Alexander
Title:

By:	/s/ Thomas Sharpe
	Name:	Thomas Sharpe
Title: